For the fiscal year ended (a) 3/31/99
File number (c) 811-8101

                         SUB-ITEM 77 0
                            EXHIBITS

          Transactions Effected Pursuant to Rule 10f-3

1.   Name of Issuer
       AAi. Fostergrant

2.   Date of Purchase
       7/16/98

3.   Number of Securities Purchased
       1,500

4.   Dollar Amount of Purchase
       $150,000

5.   Price Per Unit
       $100.00

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       NationsBanc Montgomery Securities

7.   Other Members of the Underwriting Syndicate
       NationsBanc Montgomery Securities
       Prudential Securities Incorporated
       BancBoston Securities Inc.

For the fiscal year ended (a) 3/31/99
File number (c) 811-8101

                         SUB-ITEM 77 0
                            EXHIBITS

          Transactions Effected Pursuant to Rule 10f-3

1.   Name of Issuer
       Avalon Cable

2.   Date of Purchase
       12/3/98

3.   Number of Securities Purchased
        7,500

4.   Dollar Amount of Purchase
       $750,000

5.   Price Per Unit
       $100.00

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       Lehman Brothers

7.   Other Members of the Underwriting Syndicate

       Lehman Brothers
       Prudential Securities Incorporated
       BancBoston Robertson Stephens Inc.
       Fleet Securities, Inc.
       SG Gowen